UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Information Statement
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☒	Definitive Information Statement
Commonwealth Edison Company
(Name of Registrant as Specified in its Charter)

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Notice of Action by Written Consent of Majority Shareholder
In Lieu of a Meeting of Shareholders to Elect Directors
and Information Statement
April 25, 2025
To the Shareholders of Commonwealth Edison Company:
Notice is hereby given in accordance with Section 7.10 of the Illinois Business Corporation Act of 1983, as amended (the Act), that on or about May 20, 2025, the majority shareholder of Commonwealth Edison Company will take action by written consent in lieu of a meeting to elect the following directors:

1.Stephen Bowman
2.Elizabeth Buchanan
3.Ricardo Estrada
4.Michael Innocenzo
5.Gil Quiniones
6.Zaldwaynaka Scott
7.Smita Shah
In accordance with Section 7.10 of the Act, notice of the action by written consent will be delivered to the shareholders promptly after the action is taken.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being provided to you in connection with the action by written consent of the majority shareholder of Commonwealth Edison Company (ComEd or the Company) to be taken on or about May 20, 2025.
ComEd is an indirect majority-owned subsidiary of Exelon Corporation (Exelon). ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603. As of March 31, 2025, ComEd had 127,021,418 shares of common stock outstanding, $12.50 par value (ComEd Common Stock), of which 127,002,904 shares of ComEd Common Stock, or over 99%, are owned by Exelon Energy Delivery Company, a wholly owned subsidiary of Exelon. Exelon intends to cause its subsidiary to take action by written consent to elect the nominees for director named under Election of Directors below.
Exelon is a utility services holding company engaged in the energy delivery business through its subsidiaries:
•ComEd in northern Illinois,
•Baltimore Gas and Electric Company (BGE) in Baltimore and central Maryland,
•PECO Energy Company (PECO) in Philadelphia and southeastern Pennsylvania,
•Atlantic City Electric Company (ACE) in southern New Jersey,
•Delmarva Power & Light Company (DPL) in Delaware and Maryland, and
•Potomac Electric Power Company (Pepco) in the District of Columbia and Maryland.

Cautionary Statements Regarding Forward-Looking Information
This Information Statement contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; adverse impact of the activities associated with the past deferred prosecution agreement and now-resolved U.S. Securities and Exchange Commission (SEC) investigation on ComEd's reputation and relationships with legislators, regulators, and customers; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of ComEd's credit ratings or other failure to satisfy the credit standards in ComEd's agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to ComEd in its most recent Annual Report on Form 10-K, including in Part I, ITEM A, any subsequent Quarterly Reports on Form 10-Q filed by ComEd, and in other reports filed by ComEd from time to time with the SEC.
Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Information Statement. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Information Statement.

COMED GOVERNANCE
As a controlled subsidiary of Exelon, ComEd does not have separate audit, nominating, and compensation committees. Instead, those functions are fulfilled by the Audit and Risk, Corporate Governance, and Talent Management and Compensation Committees of the Exelon Board of Directors (Exelon Board). The ComEd Board of Directors (ComEd Board) established an Executive Committee in January 2014 which is authorized to act for limited purposes when it is not convenient to call a meeting of the full ComEd Board. The Executive Committee is comprised of the ComEd Board Chair and Vice Chair.
Independence Standards
ComEd’s Amended and Restated Bylaws (Bylaws) and Corporate Governance Principles require that at least one of the ComEd directors be independent, defined for this purpose as not being a director, officer, or employee of Exelon or ComEd. The Bylaws further require that a majority of the ComEd Board and at least one independent director approve the declaration and payment of dividends, the purchase of electric energy, and any decision to seek protection from creditors under federal or state bankruptcy or related laws.
Leadership Structure and Board Meetings
Mr. Innocenzo, Executive Vice President and Chief Operating Officer of Exelon, serves as Chair of the ComEd Board, and Mr. Quiniones, President and Chief Executive Officer of ComEd, serves as Vice Chair of the ComEd Board. Because ComEd is a controlled subsidiary of Exelon, the ComEd Board determined that there is no need to adopt a policy with respect to whether the positions of ComEd Board Chair and Chief Executive Officer should be held by the same person.
During 2024, ComEd’s Board held five meetings. To date in 2025, the ComEd Board has held one meeting. ComEd directors had an average attendance of 100% for all ComEd Board meetings in 2024 and each incumbent ComEd director nominee attended at least 75% of the ComEd Board meetings.
Oversight of Risk
As a controlled company, ComEd’s risk is managed by Exelon in conjunction with Exelon’s overall risk oversight and risk management structure; however, both the Exelon Board and the ComEd Board provide oversight of risk management practices. Exelon’s Enterprise Risk Management (ERM) team, in collaboration with its operating companies, is responsible for coordinating Exelon’s risk management program. As part of its risk oversight program, Exelon has adopted a Three Lines operating model of governance developed by the Institute of Internal Auditors and updated in 2020. The Three Lines Model delineates responsibilities across business operations, risk, and oversight functions to support coordinated management and oversight of risks.
The Exelon ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. Regular risk assessments deepen our understanding of risks, enable effective action to mitigate risks and strengthen our risk culture.
Each operating company of Exelon, including ComEd, has a management-level Risk Management Committee. Senior executives of ComEd and Exelon also discuss risks with the ComEd Board and/or the Exelon Audit and Risk Committee. The Exelon Board regularly discusses enterprise risks in connection with the evaluation of capital investments, other business opportunities and strategies as well as emerging trends or developments.

Board and Director Evaluations
The ComEd Corporate Governance Principles provide that the ComEd Board Chair and Vice Chair recommend the process and criteria used in the annual evaluation of the performance of the ComEd Board as a group. Individual directors receive feedback from the ComEd Board Chair or the Vice Chair as appropriate. The ComEd Board Chair reviews with the Exelon Corporate Governance Committee the results of the annual evaluation of the performance of the ComEd Board and, as appropriate, the performance of individual directors. The Exelon Corporate Governance Committee may recommend changes or enhancements to the ComEd Board for its consideration. The ComEd Board Chair or Vice Chair will provide a report of evaluation results to the ComEd Board along with any recommendations from the Exelon Corporate Governance Committee.
Director Education
Each new ComEd director receives a customized orientation program based on their experience and knowledge. ComEd’s orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or the utility industry. Materials provided to new directors include information on ComEd’s strategy, financial matters, operations, corporate governance practices, Code of Business Conduct, and other key policies and practices, including each of the Company’s policies related to interactions with public officials. The onboarding process includes a series of one-on-one meetings with members of ComEd’s senior management and their staff for deep-dive briefings. Continuing education is also provided during portions of regular ComEd Board meetings and focuses on the topics necessary to enable the ComEd Board to effectively consider issues presented (such as new regulatory standards). Education may take the form of presentations from senior leadership or other subject matter experts within the Company, presentations from external advisors or industry leaders, or “white papers” which are deep dives into timely subjects or topics.
Related Person Transactions
Exelon has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is overseen by the Exelon Corporate Governance Committee and is available on Exelon's website. The policy, which is applicable to ComEd, provides that the Exelon Chief Legal Officer reviews relevant information on transactions, arrangements, and relationships disclosed and makes a determination as to the existence of a related person transaction as defined by SEC rules and the policy. If it is determined that a proposed, existing, or completed transaction is a related person transaction, the Exelon Corporate Governance Committee will review such transaction. Related person transactions that are in, or not inconsistent with, the best interests of the Company may be approved by the Exelon Corporate Governance Committee and reported to the Exelon Board. There were no related person transactions identified for 2024.

Communications With the Board
Shareholders and other interested parties who wish to communicate with the ComEd Board or any individual director may do so by writing to the Company’s Corporate Secretary at 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398 and addressing the communication to the ComEd Board or the individual director.

COMPOSITION OF THE BOARD

ComEd is a controlled subsidiary of Exelon and does not have a separate corporate governance or nominating committee.
The ComEd Board Chair and Vice Chair consult with the Exelon Corporate Governance Committee or its chair periodically to determine the appropriate mix of skills and characteristics that the ComEd Board requires. At a minimum, the following attributes should be met to qualify for ComEd Board service:
•Highest personal and professional ethics, integrity, and values
•An inquiring and independent mind, practical wisdom, and mature judgment
•Broad training and experience at the policy making level in business, government, education, or technology
•Expertise that is useful to the enterprise and complementary to other board members
•Willingness to remain current with industry and other developments relevant to ComEd’s strategic and business direction
•Willingness to devote the time required to fulfill the duties and responsibilities of board membership and a commitment to serve for a period of years to develop knowledge about ComEd’s principal operations
•Involvement only in activities or interests that do not create a conflict with the director’s responsibilities to ComEd and its shareholders or other stakeholders
•A commitment to represent the long-term interests of ComEd shareholders, employees, customers, and communities

The ComEd Board as a whole should reflect a variety of expertise, professional experience, and backgrounds in order to effectively oversee ComEd's business, including experience in the following areas: accounting and financial reporting; executive management; talent management; innovation and technology; safety, physical security, and cybersecurity; utility sector experience and/or knowledge of ComEd’s business, service territory and customer needs; regulatory, public policy, or government; and construction, engineering, and project management.
ComEd’s Bylaws and Corporate Governance Principles require that at least one of the ComEd directors be independent, defined for this purpose as not being a director, officer, or employee of Exelon or ComEd. Under this standard, five director nominees have been determined to be independent.
ComEd’s Bylaws and Corporate Governance Principles also provide that each independent member of the ComEd Board must retire from the Board at or before the next annual meeting of shareholders following the director’s 75th birthday; provided, however, that the ComEd Board has the discretion to decline a tendered resignation if it determines, based on the recommendation of the Exelon Corporate Governance Committee, that it is in the best interests of ComEd and its shareholders to extend the director’s continued service for an additional period of time.

DIRECTOR NOMINEES

Pursuant to ComEd's Bylaws, each member of the ComEd Board serves until the next annual meeting of shareholders and until his or her respective successor is duly elected and qualified. The ComEd Board currently consists of seven members, with each of the directors named below nominated for re-election to the ComEd Board. Each director has consented to serve as director upon his or her election and re-election. Pursuant to Section 7.10(a) of the Act, the majority shareholder of ComEd will take action by written consent in lieu of a meeting to elect each of the director nominees.
The following individuals are nominated for election as ComEd directors to serve until the next annual meeting of shareholders in 2026 and until their successors are duly elected and qualified:

Name	Age	Director Since	Independent	Principal Occupation
Stephen Bowman	61	2024	Yes	Former CFO, The Northern Trust Corporation
Elizabeth Buchanan	39	2024	Yes	President, North America, NielsenIQ
Ricardo Estrada	58	2021	Yes	President & CEO, Metropolitan Family Services
Michael Innocenzo	59	2024	No	Executive Vice President & COO, Exelon
Gil Quiniones	58	2021	No	President & CEO, ComEd
Zaldwaynaka (“Z”) Scott	66	2022	Yes	President, Chicago State University
Smita Shah	51	2022	Yes	Founder, President & CEO, SPAAN Tech, Inc.

Each director nominee has been determined to possess the attributes and core competencies identified above and each has been previously elected or appointed on the recommendation of the Exelon Corporate Governance Committee. The director nominees have a wide diversity of experience to serve the needs of the ComEd Board. Biographical information about each of the directors follows.
•Stephen Bowman - Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation, a global financial institution, from 2014 until his retirement in 2020. As CFO, Mr. Bowman was responsible for Northern Trust's Global Finance function including Controller's group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing, and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO of Northern Trust's European and North American region. Mr. Bowman serves on the board of directors for FNZ Trust Company, Voya Financial, Inc. and First Interstate BancSystem, Inc. Mr. Bowman is also a National Trustee of Miami University and serves on the board of directors for Glenwood Academy.

•Elizabeth Buchanan - Ms. Buchanan leads the North American business for NielsenIQ, a global information services firm serving the consumer goods and retail industries. During her 18 years at NielsenIQ, Ms. Buchanan has held various leadership roles in customer success, sales, product development, and technology deployment and has worked extensively across the U.S. and global markets. Prior to her current role, she most recently served as the Global Head of Customer Success and Platform Transformation at NielsenIQ. Ms. Buchanan currently serves on several non-profit boards, including World Business Chicago, Chicago Humanities, Intersect Illinois, and Nourishing Hope.

•Ricardo Estrada - Mr. Estrada is the President and Chief Executive Officer of Metropolitan Family Services, a non-profit organization serving low-income and working poor families across Chicago, a position he has held since 2011. Prior to his current role, he served as first deputy commissioner for the Chicago Department of Family and Support Services from 2010 - 2011. In 2021, Mr. Estrada was appointed by the mayor of Chicago to the Board of Directors for Metra. Mr. Estrada also serves as a director for Terra Foundation for American Art, National Museum of Mexican Art, and Grand Victoria Foundation.

•Michael Innocenzo - Mr. Innocenzo is Executive Vice President and Chief Operating Officer of Exelon. Additionally, Mr. Innocenzo serves as the board Chair for each of the ComEd, BGE, PECO and Pepco Holdings LLC (PHI) boards. Prior to his current role, Mr. Innocenzo served as PECO’s President and Chief Executive Officer from March 2018 to March 2024 and as PECO’s Chief Operating Officer from April 2013 to March 2018. Mr. Innocenzo has been with Exelon since 1988 and has held various operational leadership roles throughout PECO. Mr. Innocenzo serves as the Board Chair of The Chamber of Commerce for Greater Philadelphia. He also serves on the boards of the Philadelphia Police Athletic League (PAL), the Franklin Institute, the American Gas Association, and the Electric Power Research Institute. He is also a member of the Satell Institute and has advisory roles with Drexel University and Children's Hospital of Philadelphia.
•Gil Quiniones - Mr. Quiniones has served as Chief Executive Officer of ComEd since 2021. He also serves as Vice-Chair of the ComEd Board. Before joining ComEd, Mr. Quiniones served for more than a decade as President and Chief Executive Officer of the New York Power Authority (NYPA), the nation’s largest state-owned electric utility. Before joining NYPA in 2007, Mr. Quiniones held several positions in the administration of New York City Mayor Michael R. Bloomberg, including more than four years as senior vice president of energy and telecommunications. He started his career at Consolidated Edison (Con Edison), one of the nation’s largest investor-owned energy companies and an electric and gas utility serving parts of southeastern New York and northern New Jersey, including New York City. Mr. Quiniones currently serves on several non-profit boards, including World Business Chicago, Greater Chicago Food Depository, Intersect Illinois, and Illinois Utilities Business Diversity Council.
•Zaldwaynaka (“Z”) Scott - Ms. Scott is the president of Chicago State University, a Predominantly Black Institution. Prior to her current role, she was an equity partner at the law firm Foley & Lardner LLP from 2016 to 2018 and an equity partner and chair of the white-collar practice at Kaye Scholer LLP from 2010 to 2016. From 2003 to 2005, she was appointed by the Illinois Governor to serve as the Executive Inspector General. She also spent 15 years working as an Assistant U.S. Attorney in the United States Attorney’s Office for the Northern District of Illinois. Ms. Scott also serves on the board of directors for the Ann & Robert H. Lurie Children’s Hospital, Intersect Illinois, the Economic Club of Chicago, and the Institute for College Access & Success.
•Smita Shah - Ms. Shah is the Founder, President, and Chief Executive Officer of SPAAN Tech, Inc. Founded in 1998, SPAAN Tech is an engineering and construction management firm that provides and implements sustainable solutions in the transportation, aviation, water, energy, and technology industries. Ms. Shah serves on the boards of MacLean-Fogg Company and InvenTrust. In recognition of Ms. Shah’s leadership and commitment to the community, she was appointed by President Biden to the President’s Commission on Asian Americans, Native Hawaiians, and Pacific Islanders. She serves as trustee of Lincoln Academy of Illinois. She also serves on the boards of Museum of Science and Industry, Navy Pier, After School Matters, Environmental Law and Policy Center, and the University of Chicago Harris School of Public Policy.

AUDIT MATTERS
As a controlled subsidiary of Exelon, ComEd does not have a separate audit committee. Instead, the Exelon Audit and Risk Committee (ARC) fulfills that function for ComEd.
Independent Auditor
PricewaterhouseCoopers (PwC) has served as independent auditor to Exelon and ComEd since 2000. The ARC has appointed PwC as independent auditor for Exelon and its subsidiaries, including ComEd, for 2025, subject to ratification by the shareholders of Exelon at Exelon's Annual Meeting of Shareholders on April 29, 2025.
Fees Subject to Pre-Approval Policy
The ARC has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditors (Policy) that includes pre-approval requirements for the audit and non-audit services provided by PwC. All audit and non-audit services provided by PwC in fiscal years 2024 and 2023 and related fees were approved in advance by the ARC. The Committee considered the nature, scope, and projected fees of each service as well as any potential implications for auditor independence.
The Policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the ARC may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the ARC on an annual basis. Further, the ARC has delegated pre-approval authority to the ARC Chair with respect to any audit or permitted non-audit services up to a limit of $500,000 per engagement. Services with fees exceeding $500,000 require full ARC pre-approval. The ARC receives quarterly reports on the actual services provided by the independent auditor with related fees. No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.
Audit Fees
The ARC is responsible for the audit fee negotiations associated with the retention of PwC. The below table presents aggregate fees billed to ComEd for audit and other services rendered by PwC for the two most recent fiscal years. These fees include an allocation of amounts billed directly to Exelon.

	Year Ended 12/31
(in thousands ($USD))	2024	2023
Audit Fees[1]	4,096	3,334
Audit Related Fees[2]	—	—
Tax Fees[3]	427	227
All Other Fees[4]	356	827
Total:	4,879	4,388
1)"Audit Fees" include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC and FERC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances and other attest services required by statute or regulation.
2)"Audit Related Fees" consist of assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements, audits of stand-alone financial statements or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
3)"Tax Fees" consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
4)"All Other Fees" primarily reflects fees for system implementation quality assurance services, some of which were allocated to Constellation Energy Group pursuant to separation-related services agreements in 2023 as well as fees related to a cyber security assessment.

Report of the Exelon Audit and Risk Committee (as presented in Exelon’s 2025 Proxy Statement)
Management has primary responsibility for preparing Exelon's (the Company’s) financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent auditor for the year ended December 31, 2024, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Committee.
During fiscal year 2024, as part of the Audit and Risk Committee’s oversight function, the Committee:
•Reviewed and discussed the Company’s annual audited financial statements, including the critical accounting policies applied by the Company in the preparation of these financial statements, assessment of the effectiveness of internal control over financial reporting, and quarterly financial statements with management and with PwC;
•Reviewed related matters and disclosure items, including the Company’s earnings press releases, and the processes by which the Company’s Chief Executive Officer and Chief Financial Officer certify the information contained in its quarterly and annual filings;
•Reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor;
•Inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•Met in periodic executive sessions with each of management, the internal auditor, and the independent auditor to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•Received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding independence and discussed with PwC their independence and related matters. Based on this review and discussion, and a review of the non-audit services provided by PwC during 2024, the Committee believes that the services provided by PwC in 2024 are compatible with, and do not impair, PwC’s independence.
In reliance on these reviews and discussions, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Committee also reappointed PwC as the Company’s independent auditor for 2025.
This report is provided by the following independent directors, who constitute the Audit and Risk Committee:
Paul Bowers, Chair
Linda Jojo
Anna Richo
Matthew Rogers
Bryan Segedi

EXECUTIVE COMPENSATION
The compensation of ComEd’s named executive officers (NEOs) is generally set consistent with Exelon’s overall compensation and benefits programs and policies, which are overseen by the Exelon Board’s Talent Management and Compensation Committee (TMCC). The compensation discussion and analysis (CD&A) and compensation disclosure that follows is adapted from the CD&A and compensation disclosure included in Exelon’s 2025 proxy statement and includes information pertaining to ComEd executive compensation. The TMCC provided a report on the CD&A that was included in Exelon’s 2025 proxy statement and is presented below.
The TMCC is responsible for setting Exelon’s general policy regarding executive compensation to ensure that compensation levels and performance targets for Exelon and its subsidiaries, including ComEd, are consistent with Exelon’s compensation philosophy and aligned with its strategic and operating objectives. The TMCC is careful to set goals that are sufficiently rigorous to meaningfully incentivize management performance. In setting the goals, the TMCC takes into account input from Exelon’s executive officers.
Compensation Consultant
The TMCC is authorized to retain and terminate the services of an independent compensation consultant to provide advice and assistance. The TMCC engaged the services of Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant during most of 2024 to support its duties and responsibilities, including with regard to ComEd's officers and directors. In October 2024, the TMCC selected Willis Towers Watson (WTW) as its new independent compensation consultant to provide the TMCC with a fresh perspective on pay design, investor expectations, market trends, and other best practices. WTW did not provide the TMCC with any compensation counsel with respect to ComEd's officers or directors.
Compensation Committee Interlocks and Insider Participation
During 2024, no officers or employees or former officers of ComEd participated in deliberations with the TMCC concerning ComEd executive officer compensation. Mr. Quiniones provided input concerning the compensation of ComEd executive officers in 2024, other than himself.
Report of the Exelon Compensation Committee (as presented in Exelon’s 2025 Proxy Statement)
The Exelon TMCC has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Committee recommended the Board approve the Compensation Discussion and Analysis be included in the 2025 Proxy Statement.
Marjorie Rodgers Cheshire, Chair
Charisse Lillie
Anna Richo
John Young

COMPENSATION DISCUSSION & ANALYSIS
This CD&A discusses the 2024 compensation for ComEd’s NEOs comprising the Chief Executive Officer, Chief Financial Officer, and other most highly compensated executive officers serving as of the end of 2024. These officers are listed below.
•Gil Quiniones        President and Chief Executive Officer
•Joshua Levin        Senior Vice President, Chief Financial Officer, and Treasurer
•David Perez        Executive Vice President and Chief Operating Officer
•Lewis Binswagner    Senior Vice President, Governmental, Regulatory and External Affairs
•E. Glenn Rippie        Senior Vice President and General Counsel
Executive Compensation Program Philosophy and Objectives
The ComEd executive compensation program is established as part of Exelon’s overall executive compensation program. The goals of ComEd's executive compensation program are to motivate executives to achieve long-term value by delivering on objectives that support the Company’s value proposition and strategic business objectives. This is accomplished by using metrics and goals that are directly linked to ComEd’s strategy and performance. Each element of total direct compensation is based on market data, the executive’s competencies and skills, scope of responsibilities, experience and performance, retention, succession planning, and organizational structure of the business.
2024 Compensation Program Structure
The 2024 compensation program is summarized below. Primary compensation elements include fixed and variable components.
•Base Salary (100% Cash) – Provides fixed income at competitive, market-based levels and attracts and retains top talent.
•Annual Incentive Plan (AIP) (100% Cash) – Motivates executives to achieve key annual financial and operational goals that reflect our commitment to superior operations and supporting our customers and communities. Also rewards the achievement of strategic goals related to DEI and sustainability.
•Long Term Incentive Plan (LTIP) (67% Performance Shares; 33% Restricted Stock Units (RSUs)) – Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship. Performance Shares are based on cumulative performance over 3-year cycle and are subject to a 3-year total shareholder return (TSR) Modifier. RSU awards vest one-third per year over three years with no associated performance metrics.
Base Salary Review and Adjustments
Base salaries for ComEd's NEOs (other than ComEd's CEO) are approved by Mr. Quiniones and adjusted annually based on a variety of factors including experience in role, individual performance, retention considerations, succession considerations, competitive posture vs. our peer group (or other relevant market reference points) and internal equity. In January 2024, Mr. Quiniones was an executive officer of Exelon and as such his salary was approved by the TMCC following an annual market assessment conducted by the TMCC's independent compensation consultant, Meridian. In addition to the market assessment, the TMCC also took into account similar factors as noted above. Effective April 2024, Mr. Quiniones began to report to Exelon's Chief Operating Officer, who will approve Mr. Quiniones's compensation going forward. Base salaries may be adjusted as part of the annual merit review or based on a promotion or significant change in job scope.

Annual Incentive Plan (AIP) Overview
The AIP is an annual cash incentive program that provides ComEd’s NEOs the opportunity to receive an annual cash award based on the achievement of predetermined financial and operational goals. For all NEOs, except Mr. Quiniones, AIP is based solely on ComEd performance metrics which are linked to ComEd’s business goals and strategic focus areas as follows.
Financial Discipline (35%)
•Total Operations and Maintenance (O&M) Expense
Operational Excellence (30%)
•ComEd Value Based Engagements
•ComEd Safety Best Practices
•ComEd Outage Frequency (SAIFI)
•ComEd Outage Duration (SAIDI)
Customer and Key Stakeholder Satisfaction (35%)
•ComEd First Contact Resolution
•ComEd Customers Experiencing Four or More Interruptions for two straight years (CEMI4 Repeat)
•ComEd Customer Satisfaction Index
•ComEd Climate and Equitable Jobs Act (CEJA) Performance Metrics
Since Mr. Quiniones is Chief Executive Officer for an operating company of Exelon, his AIP goals are based on Exelon’s adjusted (non-GAAP) operating EPS* (25%) and ComEd-specific goals (including each of the above listed goals plus ComEd Operating Net Income*) (75%).
Responsible Business Modifier
Beginning in 2023, the TMCC incorporated a Responsible Business Modifier as a component of the AIP. The Responsible Business Modifier is based on a holistic evaluation by the TMCC of key accomplishments and actions taken during the year related to Exelon enterprise-wide diversity, equity and inclusion and sustainability goals. The TMCC may choose to apply the Responsible Business Modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. Throughout the year, management reviewed score cards detailing qualitative and quantitative progress on these goals.
AIP Goal Setting
The goal-setting process employs a multi-layered approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to ensure that the goals are sufficiently rigorous. Such considerations include: a logical progression of results from the recent past; evaluation against a relevant group of the Company’s peers; ensuring near- and intermediate-term goals follow a trend line consistent with long-term aspirations; alignment with externally communicated financial guidance & shareholder expectations; and a balance of shared benefits between shareholders and participants. AIP targets are set and expressed as a percentage of base salary. At the end of the year, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics. However, the TMCC limits the amount of any potential AIP award earned if overall company profitability is below particular thresholds.

Additionally, a discretionary individual performance multiplier (IPM) for each ComEd NEO may be applied based on individual performance achieved, which can range from 50% to 110%. The final award is calculated by multiplying the target award by the performance factor and then, if applicable, multiplying that total by the individual’s IPM. Final awards can range from 0% to 200% of target.

2024 AIP Metrics Scorecard

2024 ComEd Metrics:	Threshold (50%)	Target (100%)	Distinguished (200%)	2024 Actual Results	Performance Relative to Target	Unadjusted Payout as a % of Target
Total O&M Expense ($M)	1,250.99	1,191.42	1,072.28	1,167.5	120.08%	42.03%
Value Based Engagements	90%	100%	110%	110%	200.00%	10.00%
Safety Best Practices	4	5	6	6	200.00%	10.00%
Outage Frequency (SAIFI)	0.71	0.45	0.38	0.40	171.43%	17.14%
Outage Duration (SAIDI)	74	30	25	27	160.00%	16.00%
First Contact Resolution	71.0	77.9	81.9	69.8	—	—
CEMI4 Repeat	2,550.00	1,522.00	660.0	927.0	169.03%	16.90%
Customer Satisfaction Index	7.8	8.1	8.35	8.12	108.00%	10.80%
CEJA Performance Metrics	50%	100%	200%	139%	139.00%	6.95%
			Pre-Modifier Performance:			129.82%
			Responsible Business Modifier:			100.00%
			Final Performance Factor:			129.82%
Additionally, the following metrics were applicable to Mr. Quiniones only:

	Threshold (50%)	Target (100%)	Distinguished (200%)	2024 Actual Results	Performance Relative to Target	Unadjusted Payout as a % of Target
Exelon Adjusted (non-GAAP) Operating EPS*	$2.33	$2.45	$2.57	$2.50	161.11%	40.28%
ComEd Operating Net Income (in millions)	1,052.7	1,108.1	1,163.5	1,108.5	100.72%	25.18%

Mr. Quiniones’ Final Performance Factor for the AIP was 134.84%, a material portion of which is based on ComEd performance.

* See definitions of non-GAAP measures in Appendix A

Long-Term Incentive Plan (LTIP) Overview
The TMCC grants long-term equity incentive awards to Exelon executives, including the ComEd NEOs, annually at its first regular meeting each year. When the total target equity incentive award is determined, the value is split between Exelon restricted stock units (RSUs) (33%) and performance shares (67%).
RSUs vest ratably over three years. RSUs receive dividend equivalents that are reinvested as additional RSUs and remain subject to the same vesting conditions as the underlying RSUs. RSUs are not subject to performance metrics.
The TMCC used the following process to determine performance share targets and awards:
•Performance metrics and targets are set in January or February of each performance cycle. The performance metrics underlying the 2022–2024 performance share awards were Utility Earned ROE* (33.3%); Utility Net Income* (33.3%); and Exelon CFO/Debt* (33.4%).
•Performance share targets are based on external commitments and performance scales are aligned to industry standards. We do not disclose actual targets used in our performance share performance cycles until each cycle is completed.
•At the end of the three-year cycle, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics.
•The performance factor is subject to a Total Shareholder Return (TSR) modifier that compares Exelon’s performance relative to the performance of the PHLX utility section index (UTY) on a point-by-point basis for the full three-year performance cycle. The TSR modifier is calculated by subtracting the TSR of the UTY over the same performance period from Exelon’s TSR for the period.
•The final multiplier is applied to the individual’s target equity incentive award to determine the final award.
Pursuant to the terms of the long-term incentive program, performance share award payouts are settled in the form of 50% shares of Exelon common stock and 50% in cash unless participants have achieved 200% or more of their stock ownership guidelines as of the measurement date of June 30, 2024 in which case performance share award payouts are settled 100% in cash.
* See definitions of non-GAAP measures in Appendix A

The following table details the threshold, target, and distinguished (or maximum) performance goals, and the results achieved for the 2022–2024 performance cycle.

	Performance Scale
LTIP Metrics:	Threshold (50%)	Target (100%)	Distinguished (150%)	Final Plan Performance	Performance as % of Target	Weighted Performance
Utility Earned ROE*	8.3%	9.2%	10.1%	9.3%	103.96%	34.62%
Utility Net Income* (in millions)	$6,457	$7,174	$7,891	$7,123	96.45%	32.12%
Exelon CFO/Debt* (%)	>=12.0%<12.5%	>=13.0%<14.0%	>=15.0%	12.9%	75.00%	25.05%
				2022-2024 Performance Factor:		91.79%
For the 2022–2024 LTIP, the TMCC approved a payout of 83.77%, based on 2022 - 2024 performance and the application of a negative TSR modifier:

2022-2024 Exelon TSR*	1.78%	Performance Factor	x	(100% + TSR Modifier)	=	Overall Award Payout
2022-2024 UTY TSR*	10.52%	91.79%	x	91.26%	=	83.76%
TSR Modifier:	(8.74)%

* See definitions of non-GAAP measures in Appendix A

Compensation Governance and Oversight
ComEd’s compensation program is rooted in strong governance practices including paying for performance.
Annually, ComEd's CEO reviews and approves each element of the ComEd NEOs' (other than the ComEd CEO) compensation including base salary, annual and long-term incentive target opportunities. The compensation recommendations for the ComEd NEOs reflect a variety of factors including experience in role, individual performance, retention considerations, succession considerations, competitive posture vs. our peer group (or other relevant market reference points) and internal equity. Mr. Quiniones approves the compensation of the ComEd NEOs, other than his own.

As Mr. Quiniones was an executive officer of Exelon in January 2024, the TMCC was responsible for developing and approving his compensation target in 2024. Annually, the TMCC reviews each element of Exelon's executive officers’ compensation including base salary, annual and long-term incentive target opportunities. These compensation recommendations are developed based on similar factors as noted above. Effective April 2024, Mr. Quiniones began to report to Exelon's Chief Operating Officer, who will approve Mr. Quiniones's compensation going forward.

As referenced earlier, for most of 2024, the TMCC retained Meridian, an independent compensation consultant, to support its duties and responsibilities, which included occasional advice on matters affecting the compensation of ComEd officers and directors. In October 2024, the TMCC selected WTW as its new independent compensation consultant.
Stock Ownership and Trading Requirements
To strengthen the alignment of executive interests with those of shareholders, executives at the vice president level or above are required to own the value of certain multiples of base salary in Exelon common stock within five years of the date of hiring or promotion to a new position. Each ComEd NEO’s minimum ownership is 2x base salary. Stock ownership is measured annually. For additional details about NEO stock ownership, please see the Beneficial Ownership Table.
Insider Trading Policy and Requirements
Exelon has adopted an insider trading policy setting forth policies and procedures governing the purchase, sale, and other dispositions of securities issued by Exelon and its subsidiaries, including ComEd. The policy applies to all personnel, including directors, officers, employees, and other covered persons, of Exelon, including ComEd. If a covered person has material nonpublic information relating to Exelon or its subsidiaries, including ComEd, neither that person nor any related person may buy, sell, gift, or recommend securities of Exelon or any of its subsidiaries. Exelon's insider trading policy also includes provisions that prohibit covered persons from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Exelon's or its subsidiaries' securities. Exelon and its subsidiaries also follow procedures for the sale or repurchase of their own securities.

We believe Exelon's insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards. A copy of Exelon's Insider Trading Policy was filed as Exhibit 19.1 to Exelon’s 2024 Annual Report on Form 10-K.

Prohibition on Hedging and Pledging of Common Stock
Exelon's insider trading policy includes provisions that prohibit directors and employees (including officers) and certain of their related persons (including certain family members and entities which they own a significant interest) from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Exelon stock.
Recoupment of Compensation

Discretionary Clawback Policy
The Exelon Board's Clawback Policy provides discretionary ability to claw back incentive compensation when deemed appropriate in the event of a financial restatement or a significant financial loss or serious reputational harm.
•Financial Restatement: The Exelon Board has sole discretion to recoup incentive compensation if it determines that (a) the incentive compensation was based on the achievement of financial or other results that were subsequently restated or corrected, (b) the incentive plan participant engaged in fraud or intentional misconduct that caused or contributed to the need for restatement or correction, (c) a lower incentive plan award would have been made to the participant based on the restated or corrected results, and (d) recoupment is not precluded by applicable law or employment agreements.
•Financial Loss or Reputational Harm: The Exelon Board or TMCC will also seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Exelon Board or TMCC determines that the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct or intentional or reckless acts or omissions or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Exelon or any of its subsidiaries regardless of whether a financial statement restatement or correction of incentive plan results was required, and recoupment is not precluded by applicable law or employment agreements.
Mandatory Financial Restatement Compensation Recoupment Policy
In 2023, the Exelon Board adopted the Financial Restatement Compensation Recoupment Policy which complies with Nasdaq listing standards and SEC rules. The policy provides for the mandatory recoupment of certain incentive-based compensation awarded to current and former Exelon executive officers, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Under the policy, if the incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts, the Company will recoup such erroneously awarded compensation.
Risk Management Assessment of Compensation Policies and Practices
The TMCC periodically reviews Exelon’s compensation policies and practices as they relate to Exelon’s risk management practices and risk-taking incentives. In 2024, Exelon’s compensation group partnered with the independent compensation consultant to assess and validate that the controls in place continued to mitigate incentive compensation risks. Following this assessment, the TMCC believes that the risks arising from Exelon’s compensation policies and practices are not reasonably likely to have a material adverse effect on Exelon.

Preview of 2025 Executive Compensation Changes
In February 2025, the TMCC approved a new Long Term Incentive Plan design. The Exelon TMCC believes the modified design and performance goals will more effectively support our long-term business and strategic goals. Additionally, the new design more closely aligns the long-term goals of the executive leadership team to the interests of our shareholders. The 2025 - 2027 LTIP awards will continue to be split between performance shares (67%) and restricted stock units (33%). No changes were made to the overall design of the AIP program for 2025.

2025 – 2027 LTIP Metrics & Goal Weighting
Beginning with the 2025 - 2027 LTIP program, adjusted (non-GAAP) operating earnings per share* (EPS) will replace utility net income*. After discussion with management, the TMCC determined that adjusted operating EPS* was better aligned with Exelon’s external messaging with respect to earnings targets and equity strategy as well as the way the organization monitors and drives its executive performance internally.

The TMCC also approved eliminating the total shareholder return (TSR) modifier and incorporating TSR as a weighted metric. The TMCC determined this design is better aligned to prevalent practice and provided stronger accountability to shareholders as it will have a larger impact on the payout. Additionally, this new design will simplify the program, reflecting four metrics which will each be equally weighted at 25% across four goals: adjusted operating EPS*, utility earned ROE*, Exelon CFO/Debt*, and relative TSR.

	Current Design	NEW Design for 2025 - 2027
LTIP Metrics	•Exelon Net Income* - 33.3% •Utility Earned ROE* - 33.3% •Exelon CFO/Debt* - 33.4%	•Adjusted Operating EPS* - 25% •Utility Earned ROE* - 25% •Exelon CFO/Debt* - 25% •3-year TSR - 25%
Modifier	3-year TSR	None
TSR Comparators	PHLX Utility Index (UTY)	Custom comparator group
TSR Comparator Group
Additionally, the TMCC approved changing the TSR comparator group from the PHLX Utility Index (UTY) to a custom comparator group comprised of 20 peer companies. A custom group allows Exelon to benchmark its TSR performance against companies of comparable size and business mix, with similar investor profiles and operating models. The TSR comparator group is selected based on the following criteria: (1) companies with a business mix predominantly consisting of regulated electric and/or gas operations, with no major renewable or generation assets; (2) a market capitalization greater than $10 billion; and (3) inclusion as a peer company in more than 50% of Exelon’s compensation benchmarking peer group. The relative TSR comparators for the 2025-2027 performance cycle are noted below:

Alliant Energy Corporation (LNT)	DTE Energy Company (DTE)	NiSource Inc. (NI)
Ameren Corporation (AEE)	Duke Energy Corporation (DUK)	PPL Corporation (PPL)
American Electric Power Company, Inc. (AEP)	Edison International (EIX)	Public Service Enterprise Group Incorporated (PEG)
CenterPoint Energy, Inc. (CNP)	Entergy Corporation (ETR)	Southern Company (SO)
CMS Energy Corporation (CMS)	Evergy, Inc. (EVRG)	WEC Energy Group, Inc. (WEC)
Consolidated Edison, Inc. (ED)	Eversource Energy (ES)	Xcel Energy Inc. (XEL)
Dominion Energy, Inc. (D)	FirstEnergy Corp. (FE)

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

Name	Year	Salary ($)	Bonus ($) (Note 1)	Stock Awards ($) (Note 2)	Non-Equity Incentive Plan Compensation ($) (Note 3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (Note 4)	All Other Compensation ($) (Note 5)	Total ($)
Gil Quiniones
President and CEO	2024	629,299		1,147,601	716,606	—	152,563	2,646,069
	2023	608,969	—	1,181,898	614,250	—	136,104	2,541,221
	2022	585,000	—	1,272,139	608,400	—	272,743	2,738,282
Joshua Levin
SVP, CFO and Treasurer	2024	384,188	—	359,066	289,583	71,008	44,707	1,148,552
	2023	321,225	10,000	157,368	276,347	61,504	33,561	860,005
Lewis Binswanger
SVP, GREA	2024	410,210	350,000	329,160	240,927	—	78,526	1,408,823
	2023	397,619	310,000	338,986	273,729	—	52,445	1,372,779
David Perez
EVP and COO	2024	418,798		471,023	314,878	126,447	40,705	1,371,851
E. Glenn Rippie
SVP, General Counsel	2024	377,553	125,000	329,160	258,704	—	63,115	1,153,532
	2023	365,965	137,000	338,986	279,931	—	45,268	1,167,149
	2022	344,039	136,453	364,897	229,066	—	8,514	1,082,969
Notes to the Summary Compensation Table
(1)The amounts shown for Messrs. Levin, Binswanger, and Rippie each include a recognition award.

In connection with Mr. Binswanger’s joining ComEd in August 2022, he was granted a cash retention award payable over 4 years. The amounts shown in this column include the retention bonus payments of $300,000 in 2023 and $350,000 in 2024.

In connection with Mr. Rippie’s joining ComEd in February 2022, he was granted a cash retention award payable ratably over 3 years. The amounts shown in this column include the retention bonus of $125,000 paid in each corresponding year.
(2)The amounts shown include the aggregate grant date fair value of restricted stock unit and performance share awards granted in 2024. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 20 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2024 Annual Report on Form 10-K.

The 2024-2026 performance share award component of the stock award values depicted above are subject to performance conditions and the grant date fair value assumes the achievement of the target level of performance. The below table shows the grant date fair value for the 2024-2026 performance share awards based on achieving target and maximum performance:

	Performance Share Award Grant Date Fair Value ($)
Name	At Target	At Maximum
Quiniones	755,211	1,593,273
Levin	236,292	498,507
Binswanger	216,621	457,006
Perez	309,960	653,924
Rippie	216,621	457,006

(3)The amounts shown represent payments made pursuant to the Annual Incentive Plan. For Mr. Levin this amount also includes other performance based cash incentive program payments he was eligible for in prior roles.
(4)The amounts shown in this column represent the change in the accumulated pension and non-qualified deferred compensation benefits for the NEOs from December 31, 2023, to December 31, 2024. None of the NEOs had above-market earnings in a non-qualified deferred compensation account in 2024.
(5)All Other Compensation:
The following table describes the incremental cost of other benefits provided in 2024 that are shown in this column.
ALL OTHER COMPENSATION

Name	Perquisites ($) (Note 1)	Reimbursement for Income Taxes ($) (Note 2)	Company Contributions to Savings Plans ($) (Note 3)	Company Paid Long-Term Disability Insurance Premiums ($) (Note 4)	Total ($)
Quiniones	49,750	10,676	86,161	5,976	152,563
Levin	21,831	38	19,992	2,846	44,707
Binswanger	21,135	—	50,886	6,505	78,526
Perez	13,429	—	23,211	4,065	40,705
Rippie	11,227	—	47,851	4,037	63,115
Notes to All Other Compensation Table
(1)Amounts reported for perquisites provided to NEOs include the following:
•Car & Driver Services – Exelon’s executive protection team provides secure car and driver services for Mr. Quiniones enabling the performance of duties among Exelon's various offices and facilities. Costs reported represent estimated incremental costs per trip based upon average labor cost and mileage, trip duration, fuel costs and traveled miles.
•Financial Planning – Exelon provides financial planning services to certain of its executive officers, including executive officers of subsidiaries such as ComEd. Annual financial planning allowance up to $16,840 for each executive officer.
•Relocation benefits – The executive relocation program is designed to support executives who are required to relocate for business reasons. The program provides company-paid moving services and reimburses reasonable relocation-related expenses to facilitate a smooth transition.
•Health Benefits – NEOs may use Exelon-provided medical providers for comprehensive physical examinations and related medical testing.
•Bring Your Own Device (BYOD) – Exelon's BYOD policy offers a monthly stipend for personal mobile plans to eligible employees.
•Event Tickets – NEOs are permitted to use the corporate leased boxes for cultural, entertainment, or sporting events.
(2)Exelon provides reimbursements of certain tax obligations, such as those incurred when: employees are required to work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; and for required relocation incurred in compliance with regulatory requirements.
(3)Each of the NEOs are eligible to participate in the Exelon’s 401(k) and Deferred Compensation Plans. Amounts reported represent Exelon matching and fixed contributions to the NEOs’ 401(k) accounts and/or Deferred Compensation Plans.
(4)Exelon provides long-term disability insurance to all employees, including the NEOs. The values shown in this column include the premiums paid during 2024 for supplemental long-term disability insurance over and above the basic coverage provided to all employees.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares or Units (#) (Note 3)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4)
Name	Grant Date	Threshold ($)	Plan ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Quiniones	01/29/2024	12,654	506,142	1,012,284
	01/29/2024							11,119	392,390
	01/29/2024				3,763	22,574	45,148		755,211
Levin	01/29/2024	4,828	193,125	386,250
	01/29/2024							3,479	122,774
	01/29/2024				1,177	7,063	14,126		236,292
Binswanger	01/29/2024	4,640	185,585	371,171
	01/29/2024							3,189	112,540
	01/29/2024				1,079	6,475	12,950		216,621
Perez	01/29/2024	5,775	231,000	462,000
	01/29/2024							4,564	161,064
	01/29/2024				1,544	9,265	18,530		309,960
Rippie	01/29/2024	4,745	189,790	379,580
	01/29/2024							3,189	112,540
	01/29/2024				1,079	6,475	12,950		216,621
Notes to Grants of Plan-Based Awards Table
(1)All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Under the terms of the AIP, threshold performance earns 50% of target, performance at plan earns 100% of target, and the maximum payout is capped at 200% of target. The possible payout at threshold for AIP shown in the table was calculated at 2.5% of target which is 50% performance on the lowest weighted AIP performance metric and assumes performance for all other performance metrics is below threshold. For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis (CD&A).
(2)NEOs have a long-term performance share award target opportunity that is a fixed number of performance shares commensurate with the officer’s position. The possible payout at threshold for performance share awards was calculated at 16.67% of target. The maximum possible payout for performance share awards was calculated at 150% of target, prior to application of a TSR modifier, which may increase or decrease the amount of the awards but may not exceed 200% of target. For additional information about the terms of these programs, refer to the CD&A.
(3)Reflects the number of RSUs granted during 2024. The first third of the RSU award vested in 2025, the second third of the RSU award will vested in 2026 and the final third of the RSU award in 2027.
(4)This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards and RSUs granted to each NEO during 2024. Fair value of performance share awards is based on an estimated payout of 100% of target.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by the NEOs as of December 31, 2024. Unless otherwise specified, market value for stock awards is determined by multiplying the number of shares by the closing price of Exelon common stock on December 31, 2024 of $37.64.

	(a)	(b)	(c)	(d)
Name	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 1)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (Note 2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 4)
Quiniones	37,196	1,400,057	41,624	1,566,727
Levin	7,200	271,008	8,953	336,991
Binswanger	11,127	418,820	11,939	449,384
Perez	11,323	426,198	14,152	532,681
Rippie	10,668	401,544	10,767	405,270
Notes to Outstanding Equity Table
(1)The amount shown in column (a) includes the 2022-2024 performance share awards which vested on February 3, 2025, with an approved payout of 83.76%.
The amount shown also includes the following tranches of RSU awards which were unvested as of December 31, 2024:
•the final third of an award granted in 2022 (which vested on February 3, 2025),
•two-thirds of an award granted in 2023 (the second third of which vested on February 3, 2025, and the final third of which will vest on the date of the Exelon TMCC’s first regular meeting in 2026), and
•the full award granted in 2024 (the first third of which vested on February 3, 2025, and one third of which will vest on the date of each of the Exelon TMCC’s first regular meetings in 2026 and 2027, respectively.)
All RSU awards accrue additional units through automatic dividend reinvestment subject to the vesting requirement applicable to the underlying award.
(2)The value of the awards in column (b) is determined by multiplying the number of shares or units in column (a) by the closing price of Exelon stock on December 31, 2024 of $37.64.
(3)The amount in column (c) reflects the target number of performance shares granted under the LTIP in 2023 (for the performance period ending on December 31, 2025) and 2024 (for the performance period ending on December 31, 2026). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period with final awards vesting in January/February 2026 for the 2023-2025 cycle and January/February 2027 for the 2024-2026 cycle.
(4)The value of the awards in column (d) is determined by multiplying the number of shares or units in column (c) by the closing price of Exelon stock on December 31, 2024 of $37.64.

Option Exercises and Stock Vested
The following table provides information on RSU and performance share awards that vested during fiscal year 2024. No stock option awards are outstanding or have been granted since 2012 and no stock options were exercised in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (Note 1)	Value Realized on Vesting ($) (Note 2)
Quiniones	6,485	228,862
Levin	4,163	146,915
Binswanger	930	32,810
Perez	10,635	375,313
Rippie	1,860	65,655
1)Share amounts are composed of the 2021-2023 performance share awards and the following tranches of prior RSU awards that vested on January 29, 2024:
•the final third of the RSU awards granted in 2021,
•the second third of the RSU awards granted in 2022, and
the first third of the RSU awards granted in 2023.
2)The value of the awards is determined by multiplying the number of shares that vested by by the closing price of Exelon stock on January 29, 2024 of $35.29.

Pension Benefits
The Exelon Corporation Cash Balance Pension Plan (CBPP) under the Exelon Corporation Retirement Program is a defined benefit pension plan covering eligible management employees of the Company hired prior to January 1, 2021. The CBPP is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Eligible NEOs and other employees who participate in the CBPP also participate in the Exelon Corporation Supplemental Management Retirement Plan (SMRP), a non-qualified pension plan that supplements benefits provided under the CBPP to the extent their annual compensation or benefits exceed the limits imposed on the CBPP under the Internal Revenue Code.
Cash Balance Pension Plan (CBPP)
Messrs. Levin and Perez participate in the CBPP. Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. NEO participants in the CBPP currently accrue an annual benefit credit ranging from 7.0% to 10.5% (depending on length of service) of base salary and annual incentive award, and an annual investment credit based on the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum). Accrued benefits vest after three years of service, without reduction due to age, and are payable in an annuity or a lump sum at any time following termination of employment.

Supplemental Management Retirement Plan (SMRP)
Under the SMRP, Messrs. Levin and Perez are credited with the additional amount of benefit and investment credits they would have earned under the CBPP but for the application of the Internal Revenue Code limits. Like the CBPP, the SMRP offers a lump sum as an optional form of payment. The SMRP also provides a benefit based on the amount of FICA taxes (and, in certain situations, a state income tax differential) imposed on the participant’s SMRP benefits. This benefit is intended to equalize the after-tax treatment of participants’ qualified and non-qualified pension benefits. This benefit is provided to all participants in the SMRP.
The lump sum value of the benefits earned under the SMRP are shown below separately from the lump sum value of the benefits earned under the CBPP. Exelon does not grant additional years of credited service to executives under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided upon a qualifying termination of employment under severance. The amount of the change in the pension value for each of the participating NEOs is included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table above.
The following table shows the present value of each participating NEO’s accrued pension benefit (if any) under the CBPP and SMRP, which is the participating NEO’s vested account balance without reduction due to age.
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Quiniones[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Levin	Cash Balance Pension Plan	17.40	419,147	—
	Supplemental Management Retirement Plan	17.40	54,665	—
Binswanger[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Perez[2]	Cash Balance Pension Plan	30.55	964,084	—
	Supplemental Management Retirement Plan	30.55	311,052	—
Rippie[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
1)Due to their dates of hire, Messrs. Quiniones, Binswanger, and Rippie do not participate in any defined benefit pension plans.
2)A small portion of Mr. Perez’s Cash Balance Pension Plan benefit is associated with a converted prior plan benefit that is eligible for minimum investment crediting that may be larger than the plan's ongoing investment credits, if interest rates decline in the future.

Deferred Compensation Programs
Exelon Employee Savings Plan (ESP)
The Exelon Employee Savings Plan (ESP) is a defined contribution plan intended to be tax-qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Exelon maintains the ESP to attract and retain qualified employees, including the NEOs, and encourage retirement savings. The ESP generally provides the opportunity for participants, including NEOs, to direct pre-tax, after-tax, and Roth payroll contributions of up to 50% of base, which may be supplemented by Exelon matching and profit-sharing contributions, in each case subject to Internal Revenue Code limits.
In addition, Messrs. Quiniones, Binswanger, and Rippie, who are not eligible for pension benefits, also receive an annual non-discretionary 401(k) contribution equal to 4% of base pay and annual (non-equity) incentive award. Contributions to the ESP are invested in participant-selected investment funds, which may include the Exelon Corporation Stock Fund. Distributions are payable pursuant to participant-selected elections after termination of employment. Prior to termination of employment, in-service “hardship” withdrawals, distributions, or loans are permitted in limited circumstances.
Exelon Deferred Compensation Plan (DCP)
The Exelon Deferred Compensation Plan (DCP) is a non-qualified plan that permits ESP participants, including NEOs, who reach a statutory limit during the year, to have payroll contributions and Exelon contributions credited to individual notional accounts as provided for under the DCP in accordance with elections filed the preceding year. Available notional investment options under the DCP consist of a basket of investment fund benchmarks that are substantially the same as funds available through the ESP and are generally payable upon termination of employment in connection with participants’ prior distribution elections. Deferred amounts represent unfunded, unsecured obligations of Exelon.
Non-Qualified Deferred Compensation

	(a)	(b)	(c)	(d)	(e)
Name	Executive Contributions ($) (Note 1)	Registrant Contributions ($) (Note 2)	Aggregate Earnings ($) (Note 3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at YE ($) (Note 4)
Quiniones	14,499	53,085	16,207	—	181,143
Levin	—	—	—	—	—
Binswanger	127,160	26,077	4,743	—	171,732
Perez	4,375	3,516	1,242	—	16,584
Rippie	11,862	15,083	4,646	—	53,778
1.The amounts shown are included in the Salary column of the Summary Compensation Table.
2.The amounts shown are included in the All Other Compensation column of the Summary Compensation Table.
3.The amount shown under aggregate earnings reflects the NEO’s notional gain or loss based upon the individual allocation of his notional account balance to the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above because the plan does not provide for above market earnings.
4.The amounts shown include amounts deferred in prior years and reported as compensation in the Summary Compensation Table through 2023 as follows: $86,553 for Mr. Quiniones, $13,347 for Mr. Binswanger, and $20,116 for Mr. Rippie.

Potential Payments upon Termination or Change in Control
Each NEO is entitled to certain compensation in the event his or her employment terminates in certain circumstances, including a termination in connection with or upon a change in control of Exelon. The TMCC adopted changes to severance and change in control benefits effective in 2020, with the amount of benefits payable being contingent upon a variety of factors, including the circumstances under which employment terminates.

Severance Benefits
NEOs are entitled to certain payments and benefits in connection with the Company’s termination of their employment other than for cause or disability or in connection with the NEO’s resignation for good reason, as provided for in the Senior Management Severance Plan (SMSP). Benefits under the SMSP are noted on the following page.

Payments under the SMSP are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if doing so results in the executive receiving a lesser reduction in after-tax payments.

The SMSP includes the following definitions with respect to severance benefits:

“Cause” with respect to severance benefits (or change in control benefits discussed below) generally means any of the following (a) refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports or of the Board of Directors of Exelon or any of its participating subsidiaries which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities; (b) willful or reckless commission of acts or omissions which have resulted in, or in Exelon’s reasonable judgment are likely to result in, a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee or other person; (c) commission of a felony or any crime involving dishonesty or moral turpitude; (d) material violation of the Code of Business Conduct (or any corporate policies referenced therein), or of any statutory or common-law duty of loyalty; or (e) any breach by the executive of any of his or her restrictive covenants.

With respect to severance benefits payable upon a regular termination of employment, “good reason” generally means (a) a material reduction of the executive’s salary unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the executive’s business unit or (b) a demotion below an executive salary band level.

Change in Control Benefits
Pursuant to the SMSP, NEOs are eligible for certain benefits upon certain involuntary terminations by the Company or a resignation for “good reason” in connection with a change in control of Exelon.

A “change in control” generally includes any of the following: (a) when any person or group acquires 20% of Exelon’s then outstanding common stock or voting securities, (b) the incumbent members of the Exelon Board (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Exelon Board, (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power), or (d) upon shareholder approval of a plan of complete liquidation or dissolution.

“Good reason” in connection with a change in control generally means (a) a material reduction of the executive’s salary, incentive compensation opportunity or aggregate benefits; (b) a material adverse reduction in the executive’s position, duties or responsibilities (other than with respect a change in a reporting relationship); (c) a relocation that increases the executive’s one-way commuting distance to his or her primary business location or Exelon’s principal offices by more than fifty miles; or (d) a material breach of the SMSP by Exelon or its successor.

If the executive resigns for good reason or his or her employment is terminated by Exelon other than for cause or disability, during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below. All benefits described as of December 31, 2023.

Summary of Severance and Change in Control Benefits:
•Severance Pay: In the case of severance benefits, continued payment of base salary and target annual incentive for a period of 18 months (24 months for Mr. Quiniones) after termination of employment paid in regular payroll installments. In the case of change in control severance benefits, continued payment of base salary and target annual incentive for a period of 18 months (24 months for Mr. Quiniones) after termination of employment paid in regular payroll installments.
•Annual Incentive Award: A pro-rated award for the year in which termination of employment occurs. Awards are payable when paid to active executives.
•Supplemental Management Retirement Plan Benefits: Benefit equal to the amount payable under the SMRP, if any, determined as if the severance period (not to exceed 24 months) constituted service and the severance pay constituted covered compensation for purposes of the SMRP.
•Insurance, Health, and Welfare Benefits: Life, long-term, disability, accident, health, and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees. Executives who were hired prior to January 1, 2018, and attained age 40 prior to January 1, 2021 are eligible for retiree health coverage if they have attained age 50 and completed at least 10 years of service as of the last day of the severance period.
•Outplacement and Financial Planning: Outplacement and financial planning services for a period of 12 months.
•Equity Awards: The treatment of outstanding equity awards granted under the Exelon Long-Term Incentive Plans and related severance arrangements upon a termination of employment is set forth below:
◦Retirement1: For a retirment-eligible executive, unvested restricted stock unit (RSU) awards granted in prior years vest and the RSU award granted in the current year vests if the termination is involuntary (other than for cause) or the termination date is after June 30. For performance share awards, prior year awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.
◦Death or Disability: Unvested RSU awards vest. Prior year performance share awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.
◦Voluntary Termination (other than retirement eligible) or Termination for Cause: Unvested RSU and performance share awards are forfeited.
◦Involuntary Termination (other than for cause) or Resignation for Good Reason: Unvested RSU awards vest on a pro-rated basis. Prior and current year performance share awards vest on a prorated basis, each based on actual performance and payable when paid to active executives and subject to the executive’s execution of a waiver and release of claims.
◦Involuntary Termination (other than for cause) or Resignation for Good Reason upon a Change in Control: Generally, unvested RSU awards vest and unvested performance share awards vest based on actual or deemed performance and are payable upon termination, subject to the executive’s execution of a waiver and release of claims, unless otherwise modified or cancelled pursuant to the terms of the LTIP.

1)For purposes of equity awards, “retirement” means a voluntary or involuntary (other than for cause) termination of employment after attaining age 55 and completing at least 10 years of service with ComEd (or another Exelon subsidiary).

Termination Tables

The following four tables show the estimated value of payments and other benefits to be conferred upon each NEO assuming they were terminated as of December 31, 2024 under various scenarios under the SMRP. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the table within the Pension Benefit section and the aggregate balance due to each NEO shown in the table within the Non-Qualified Deferred Compensation section. These payments and benefits are also in addition to retiree healthcare benefits available to certain employees, including eligible NEOs.

In each table, the value of unvested equity awards is based on Exelon’s closing stock price on December 31, 2024 of $37.64.

Estimated Value of Payments to be Received Upon Retirement

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Perquisites and Other Benefits ($) (Note 3)	Total Value of All Payments ($)
Quiniones	716,606	—	—	716,606
Levin	263,251	—	—	263,251
Binswanger	240,927	—	—	240,927
Perez	314,878	958,867	16,900	1,290,645
Rippie	258,704	—	—	258,704

1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, the executive would be eligible to receive upon a qualifying termination of employment, including retirement.
2)Represents the value of the executives’ unvested PSU awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable awards terms, would vest upon retirement. As of December 31, 2024, Mr. Perez met the criteria for retirement eligibility.
3)Represents estimated costs of financial planning service for 12 months provided to retirement eligible executives.

Estimated Value of Payments to be Received Upon Termination due to Disability

Name	Cash Payment ($) (Note 1)	Disability Payment ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Total Value of All Payments ($)
Quiniones	716,606	1,712,842	2,966,753	5,396,201
Levin	263,251	3,802,719	607,979	4,673,949
Binswanger	240,927	650,964	868,223	1,760,114
Perez	314,878	2,412,394	958,867	3,686,139
Rippie	258,704	463,213	850,895	1,572,812

1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, would be payable upon disability.
2)In connection with the Company’s disability benefits programs, each executive may become entitled to a monthly long-term disability benefit under the Company’s disability plan applicable to all management employees, as well as supplemental benefits under an executive-only long-term disability plan. The amounts represent the present value of the disability benefits applying the following assumptions: (i) the executive incurred a qualifying disability on December 31, 2024, and the executive remains eligible to receive disability benefits for the maximum period provided under the plans; (ii) the disability benefits are not reduced by certain offsets provided for under the plans (e.g., Social Security disability or pension benefits if the employee elects to commence a pension); (iii) the present value is paid as a lump sum at the executive’s current age; and (iv) using assumptions based on the December 31, 2024 ASC 712-10 valuation report.

3)Represents the value of the executives’ unvested performance share awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable award terms, would vest upon disability.

Estimated Value of Payments to be Received Upon Termination due to Death

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments ($)
Quiniones	716,606	2,966,753	3,683,359
Levin	263,251	607,979	871,230
Binswanger	240,927	868,223	1,109,150
Perez	314,878	958,867	1,273,745
Rippie	258,704	850,895	1,109,599

1)Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, would be payable upon death.
2)Represents the value of the executives’ unvested performance share awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable award terms, would vest upon death.

Estimated Value of Payments and Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Total Value of All Payments and Benefits ($)
Quiniones	2,994,245	—	1,746,412	14,000	23,150	4,777,807
Levin	1,132,314	65,180	291,141	5,850	23,150	1,517,635
Binswanger	1,137,923	—	472,485	10,500	23,150	1,644,058
Perez	1,291,378	83,003	958,867	7,050	23,150	2,363,448
Rippie	1,112,759	—	500,874	7,050	23,150	1,643,833
1)Represents the estimated cash severance benefit plus the portion of the executives’ AIP award (based on actual performance) that, in each case, would be payable upon a separation not related to a change in control (described above).
2)Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
3)Represents the value of the executives’ unvested performance share awards granted in 2022 (based on actual performance), and 2023 and 2024 (assuming target performance) and the unvested portion of the executives’ RSU awards that, per applicable award terms, would vest upon an involuntary separation not related to a change of control.
4)Represents estimated costs of dental insurance and long-term disability coverage which continue during the severance period.
5)Represents estimated costs of outplacement and financial planning services for 12 months.

Estimated Value of Payments and Benefits to be Received Upon a Qualifying Termination following a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Potential Scaleback ($) (Note 6)	Total Value of All Payments and Benefits ($)
Quiniones	2,994,245	—	2,966,753	16,000	23,150	—	6,000,148
Levin	1,132,314	65,180	607,979	28,050	23,150	(389,387)	1,467,286
Binswanger	1,137,923	—	868,223	21,000	23,150	—	2,050,296
Perez	1,291,378	83,003	958,867	24,300	23,150	—	2,380,698
Rippie	1,112,759	—	850,895	24,150	23,150	—	2,010,954
1)Represents the estimated cash severance benefit payable upon a qualifying termination following a change in control (described above) plus the executive's AIP award based on actual performance.
2)Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
3)Represents the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded (for 2022, based on actual performance and for 2023 and 2024, assuming target performance) and the accelerated portion of the executives’ RSUs that would vest upon a qualifying termination following a change in control.
4)Represents estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
5)Represents estimated costs of outplacement and financial planning services for 12 months.
6)Represents amounts reduced, if applicable, to avoid imposition of excise taxes under Section 4999 of the Internal Revenue Code (or similar state or local laws), but only if such reduction results in the NEO receiving a greater after-tax benefit than if the full amount were paid and subject to the excise tax.

CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of annual total compensation, calculated pursuant to SEC rules, of ComEd’s median employee and ComEd’s CEO. For 2024, the ratio of annual total compensation to ComEd’s CEO and the median of the annual total compensation of all ComEd employees was 15:1, demonstrating our commitment to balance equitable compensation stewardship with competitively based compensation that drives and rewards performance. Utilizing the Summary Compensation Table, the total compensation for ComEd’s CEO, and the median employee, is $2,646,069 and $172,011, respectively.
On December 31, 2024, ComEd’s employee population consisted of approximately 6,547 individuals (excluding the ComEd CEO). The consistently applied compensation measure used to identify the median employee was W-2 Box 1 wages for employees as of December 31, 2024. After identifying the median employee, the annual total compensation for the median employee was calculated using the same methodology used in compiling the Summary Compensation Table in this information statement for ComEd’s NEOs. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions, and estimates used in determining the ratio are reasonable given our specific employee population.
Because SEC rules provide flexibility in determining the methodology, assumptions, and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, comparability of pay ratios amongst companies may be limited.

PAY FOR PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

									Value of initial fixed $100 investment based on:
	Summary Compensation Table Total for PEO ($) (Note 1)			Compensation Actually Paid to PEO ($) (Note 2)			Average Summary Compensation Table Total for Non-PEO NEOs ($) (d) (Note 3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e) (Note 4)	Exelon TSR ($) (f) (Note 5)	Peer Group TSR ($) (g) (Note 6)	Net Income ($M) (h) (Note 7)	Utility Earned ROE* (i) (Note 8)
Year (a)	Quiniones (b1)	Butler (b2)	Dominguez (b3)	Quiniones (c1)	Butler (c2)	Dominguez (c3)
2024	2,646,069	—	—	2,656,352	—	—	1,270,690	1,251,421	138	134	2,460	9.1%
2023	2,541,221	—	—	2,095,625	—	—	1,175,563	833,427	127	111	2,328	9.3%
2022	2,738,282	—	—	2,646,118	—	—	1,452,173	1,341,285	147	122	2,054	9.4%
2021	64,261	4,596,942	3,388,832	64,261	8,334,991	5,424,656	1,235,926	1,616,790	136	121	1,616	9.2%
2020	—	—	2,413,739	—	—	1,695,573	1,126,747	865,560	96	103	1,099	8.7%
Notes to Pay-For-Performance Table
1.The dollar amounts reported in column (b1), (b2), and (b3) are the amounts of total compensation reported for Mr. Quiniones (ComEd’s current CEO), Mr. Butler (former interim CEO from October 1, 2021 – November 15, 2021), and Mr. Dominguez (former CEO through October 1, 2021), respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
2.The dollar amounts reported in columns (c1), (c2), and (c3) represent the amount of “compensation actually paid” to Messrs. Quiniones, Butler, and Dominguez as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Quiniones, Butler, and Dominguez during the applicable year. Compensation actually paid is determined using the following assumptions:

Date	Performance Share Cycle	Closing Stock Price ($)	Performance	Exelon TSR	Performance fair value multiplier
12/31/2024	2024-2026	37.64	106.03%	83.60%	88.64%
12/31/2024	2023-2025	37.64	98.57%	74.90%	73.83%
12/31/2024	2022-2024	37.64	91.79%	91.26%	83.76%
12/31/2023	2023-2025	35.90	98.92%	88.90%	87.90%
12/31/2023	2022-2024	35.90	92.36%	98.20%	90.70%
12/31/2023	2021-2023	35.90	100.70%	101.76%	102.50%
12/31/2022	2022-2024	43.23	89.19%	108.60%	96.90%
12/31/2022	2021-2023	43.23	88.29%	107.10%	94.60%
12/31/2022	2020-2022	43.23	100.00%	100.00%	100.00%
12/31/2021	2021-2023	57.76	96.22%	128.10%	123.30%
12/31/2021	2020-2022	57.76	91.73%	124.10%	113.80%
12/31/2021	2019-2021	57.76	80.53%	87.69%	70.60%
12/31/2020	2020-2022	42.22	90.33%	95.10%	85.90%
12/31/2020	2019-2021	42.22	82.27%	78.90%	64.90%
12/31/2020	2018-2020	42.22	76.01%	83.74%	63.70%
12/31/2019	2019-2021	45.59	96.30%	76.30%	73.50%
12/31/2019	2018-2020	45.59	99.97%	96.90%	96.90%
12/31/2019	2017-2019	45.59	114.76%	93.85%	107.70%

* See definitions of non-GAAP measures in Appendix A

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Adjustments				Compensation Actually Paid to PEO ($)
		Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits (c) ($)	Pension Benefit Adjustments (d) ($)
2024 - Quiniones	2,646,069	(1,147,601)	1,157,884	—		2,656,352
2023 - Quiniones	2,541,221	(1,181,898)	736,303	—	—	2,095,625
2022 - Quiniones	2,738,282	(1,272,139)	1,179,975	—	—	2,646,118
2021 - Quiniones	64,261	—	—	—	—	64,261
2021 - Butler	4,596,942	(2,459,853)	6,252,583	(149,556)	94,875	8,334,991
2021 - Dominguez	3,388,832	(1,111,884)	3,232,652	(181,413)	96,469	5,424,656
2020 - Dominguez	2,413,739	(1,053,636)	393,603	(143,843)	85,710	1,695,573
a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b)The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2024 - Quiniones	1,189,054	(27,214)	—	(3,956)	—	1,157,884
2023 - Quiniones	950,555	(209,840)	—	(4,413)	—	736,303
2022 - Quiniones	1,179,975	—	—	—	—	1,179,975
2021 - Quiniones	—	—	—	—	—	—
2021 - Butler	3,885,483	2,345,503	—	21,596	—	6,252,583
2021 - Dominguez	1,756,283	1,451,838	—	24,531	—	3,232,652
2020 - Dominguez	926,959	(589,081)	—	55,725	—	393,603
c)The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by PEO’s during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2024 - Quiniones	—	—	—
2023 - Quiniones	—	—	—
2022 - Quiniones	—	—	—
2021 - Quiniones	—	—	—
2021 - Butler	94,875	—	94,875
2021 - Dominguez	96,469	—	96,469
2020 - Dominguez	85,710	—	85,710

3.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding PEOs) included for purposes of calculating the average amounts in each applicable year are as follows:

FY	NEOs (excluding the PEO(s))
2024	Joshua Levin, Lewis Binswanger, David Perez, E. Glenn Rippie
2023	Joshua Levin, Terence R. Donnelly, Lewis Binswanger, E. Glenn Rippie, Elisabeth Graham
2022	Elisabeth Graham, Terence Donnelly, Melissa Washington, E. Glenn Rippie, Joseph Trpik
2021	Joseph Trpik, Jeanne Jones, Terence Donnelly, Veronica Gomez, M. Michelle Blaise, Melissa Washington
2020	Jeanne Jones, Terence Donnelly, Veronica Gomez, M. Michelle Blaise

4.The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO(s)), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,270,690	(372,102)	382,614	(49,364)	19,583	1,251,421
2023	1,175,563	(338,044)	46,562	(73,287)	22,633	833,427
2022	1,452,173	(624,173)	570,976	(96,037)	38,345	1,341,285
2021	1,235,926	(340,078)	764,881	(96,603)	52,665	1,616,790
2020	1,126,747	(343,867)	143,374	(109,523)	48,829	865,560

a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	385,543	(251)	—	(2,678)	—	—	382,614
2023	213,081	(55,132)	—	(6,307)	(105,080)	—	46,562
2022	615,108	(40,983)	—	(3,149)	—	—	570,976
2021	494,055	264,258	5,283	8,484	(7,199)	—	764,881
2020	302,524	(160,379)	—	1,228	—	—	143,374

b)The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

	Average Service Cost ($)	Average Prior Service Cost ($)	Total Average Pension Benefit Adjustments ($)
2024	19,583	—	19,583
2023	22,633	—	22,633
2022	38,345	—	38,345
2021	52,665	—	52,665
2020	48,829	—	48,829

5.ComEd does not have any securities listed and traded on a securities exchange. The values in column (f) represent cumulative TSR of ComEd’s parent Exelon, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Exelon’s share price at the end and the beginning of the measurement period by the Exelon’s share price at the beginning of the measurement period.
6.The values in column (g) represent the peer group TSR for Exelon because ComEd does not have any securities listed or traded on a securities exchange. The peer group used for this purpose is the published industry index: Philadelphia Utility Index, a market capitalization-weighted index composed of geographically diverse public utility stocks.
7.The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8.Utility Earned ROE in column (i) is calculated using adjusted (non-GAAP) operating earnings, reflecting all lines of business for the utility businesses (electric distribution, gas distribution, transmission), divided by average shareholder’s equity over the year. Management uses operating ROE as a measurement of the actual performance of the company’s utility business. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Utility Earned ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Discussion
TSR Absolute and Relative Performance to the UTY
The chart below compares the cumulative TSR outperformance of Exelon to the peer group (UTY).

Total Shareholder Return: Company vs. Peer Group
Total Shareholder Return (TSR)
$160
$150
$140
$130
$120
$110
$100
$90
$80
2020
2021
2022
2023
2024
$103
$96
$136
$121
$147
$122
$127
$111
$138
$134
Exelon Total Shareholder Return($)
Peer GroupTotal Shareholder Return($)

Financial Measures that Align to the Overall Business Strategy to Drive Compensation
The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year: Adjusted (non-GAAP) operating EPS*, Exelon Net Income (GAAP), and Utility Earned ROE*.

Pay for Performance Alignment
The chart below compares the PEO and other NEOs’ Compensation Actually Paid (CAP) to TSR.

CAP vs. Total Shareholder Return
Compensation Actually Paid (CAP) $000s
Total Shareholder Return (TSR)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
160
140
120
100
80
60
40
20
-
2020
2021
2022
2023
2024
1,696
866
96
5,425
8,335
64
1,617
136
147
2,646
1,341
127
0
0
2,096
833
138
2,656
1,251
CAP to PEO - Dominguez
CAP to PEO - Butler
CAP to PEO - Quiniones
Average CAP to Non-PEO NEOs
TSR

* See definitions of non-GAAP measures in Appendix A

The chart below compares the PEO and other NEOs’ CAP to Exelon Net Income (GAAP).

CAP vs. Net Income
Compensation Actually Paid (CAP) $000s
Net income (in millions)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
3,000
2,500
2,000
1,500
1,000
500
-
8,335
5,425
1,696
866
1,099
1,616
64
1,617
2,054
2,646
1,341
2,328
0
0
2,096
833
2,460
2,656
1,251
2020
2021
2022
2023
2024
CAP to PEO - Dominguez
CAP to PEO - Butler
CAP to PEO - Quiniones
Average CAP to Non-PEO NEOs
Net Income

The chart below compares the PEO and other NEOs’ CAP to Utility Earned ROE.

CAP vs. ROE
Compensation Actually Paid (CAP) $000s
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
ROE
9.6%
9.4%
9.2%
9.0%
8.8%
8.6%
8.4%
8.2%
2020
2021
2022
2023
2024
1,696
866
8.7%
5,425
8,335
64
1,617
9.2%
9.4%
2,646
1,341
9.3%
0
0
2,096
833
9.1%
2,656
1,251
CAP to PEO - Dominguez
CAP to PEO - Butler
CAP to PEO - Quiniones
Average CAP to Non-PEO NEOs
ROE

* See definitions of non-GAAP measures in Appendix A

DIRECTOR COMPENSATION

The Exelon Corporate Governance Committee is responsible for reviewing and making recommendations to the Exelon Board regarding ComEd’s non-employee director compensation program.
Non-employee directors of the ComEd Board receive an annual retainer of $70,000 paid quarterly in arrears. All non-employee directors also receive $2,000 for each ComEd Board or committee meeting attended whether in person or by means of phone or video conferencing equipment. The ComEd Board does not receive any type of equity compensation.
Directors may elect to defer any portion of their cash compensation into a non-qualified multi-fund deferred compensation plan. Each director has an unfunded account in which the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including those amounts invested in the Exelon common stock fund) will be settled in cash and may be distributed in a lump sum or in annual installment payments upon a director reaching age 65, age 72 or upon retirement from the ComEd Board. The investment funds are identical to those available to company employees who participate in the Exelon Employee Savings Plan.
Other Benefits Provided
From time to time, ComEd directors may be invited to bring spouses or guests to Exelon, ComEd, or industry related events. When such invitations are extended, ComEd covers the cost of spousal or guest travel, meals, lodging and related activities. The value of spousal or guest related travel is calculated according to IRS regulations and imputed to the director as additional taxable income. However, in most cases there is no direct incremental cost to ComEd for providing transportation and lodging for a spouse or guest when he or she accompanies the director, and the only additional costs are those for meals and activities and to reimburse for the taxes on the imputed income. In 2024, there were no such events that resulted in imputed income.
ComEd also has a matching gift program that is available to all non-employee directors. Under this program, ComEd will match directors’ contributions to eligible not-for-profit organizations up to $15,000 per year.
2024 Non-Employee Director Compensation
The following table summarizes the compensation paid for each non-employee directors who served as a member of the ComEd Board during 2024.

Name	Annual Board Retainers ($)	Meeting Fees ($)	All Other Compensation ($) (Note 1)	Total ($)
Bowman	29,103	4,000	—	33,103
Buchanan	29,103	4,000	—	33,103
Estrada	70,000	10,000	11,500	91,500
Scott	70,000	10,000	13,400	93,400
Shah	70,000	10,000	15,000	95,000
(1)Values in this column represent the Company’s matching portion of the director’s contribution to qualified not-for-profit organizations pursuant to ComEd’s matching gift plan.

BENEFICIAL OWNERSHIP
As of March 31, 2025, Exelon Corporation indirectly owns 127,002,904 shares of ComEd common stock, accounting for more than 99% of all outstanding shares. Accordingly, the only beneficial holder of more than five percent of ComEd’s voting securities is Exelon, and none of the directors or executive officers of ComEd hold any ComEd voting securities.
The following table shows the ownership of Exelon common stock as of March 31, 2025, by each ComEd director, each ComEd NEO in the Summary Compensation Table, and all ComEd directors and executive officers as a group. No stock option awards are outstanding, and no stock option awards have been granted since 2012.

The shares owned by directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of Exelon common stock outstanding. No ComEd securities are authorized for issuance under any equity compensation plans.

Total Shares Owned Directly or Indirectly (Note 1)
Directors
Stephen Bowman	—
Elizabeth Buchanan	—
Ricardo Estrada	—
Michael Innocenzo	117,103
Zaldwaynaka Scott	—
Smita Shah	2,883
Named Executive Officers
Gil Quiniones	42,270
Joshua Levin	17,020
Lewis Binswanger	13,898
David Perez	16,254
E. Glenn Rippie	13,016

Directors & Executive Officers as a group (11 people)	222,444

1)Includes any shares as to which the individual has sole or shared voting or investment power, RSUs and deferred shares held in the Stock Deferral Plan, and any phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.

SECURITY HOLDERS SHARING AN ADDRESS
If you share an address with another shareholder, you may receive only one copy of this Information Statement, unless you or the other shareholder have provided contrary instructions. If you wish to receive a separate copy of these materials, please request the additional copy by contacting us in writing at 10 South Dearborn Street, Chicago, Illinois 60603, or by phone at (312) 394-4321. A separate copy of the materials will be sent promptly following receipt of your request.

Appendix A
Definitions of Non-GAAP Measures
Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including: Adjusted (non-GAAP) operating earnings per share, adjusted operating earnings, operating return on equity (ROE), and CFO (Cash from Operations)/Debt. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides these non-GAAP financial measures as supplemental information and should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.
This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods.
Adjusted (non-GAAP) operating earnings per share excludes certain costs, expenses, gains, and losses and other specified items considered by management to be not directly related to the ongoing operations of the business.
The below table reconciles (a) net income attributable to common shareholders from continuing operations as determined in accordance with GAAP and adjusted (non-GAAP) operating earnings for 2024 and (b) reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2024 (amounts may not add due to rounding).

(in millions except per share data)		Earnings per share
GAAP Net Income from Continuing Operations	$2,460	$2.45
Environmental Costs	(13)	(0.01)
Asset retirement obligation	8	0.01
Cost management charge	13	0.01
Changes in FERC Audit Liability	42	0.04
Income tax-related adjustments	(3)	—
2024 Adjusted (non-GAAP) Operating Earnings	$2,507	$2.50
Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (electric distribution, gas distribution, transmission).
CFO (Cash from Operations)/Debt is a coverage ratio that compares cash flow from operations adjusted for common dividends and change in cash on hand to total debt. The ratio is calculated following Moody’s current methodology.
The most directly comparable GAAP measure to CFO is GAAP Cash Flow from Operations and the most directly comparable GAAP measure to Debt is Long-Term Debt plus Short-Term Borrowings. Management uses CFO/Debt to evaluate financial risk by measuring the company’s ability to service debt using cash from operations. We believe the measure enhances an investor’s overall understanding of the creditworthiness of Exelon’s operating companies.

Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures. period; however, under the terms of Exelon’s Long-Term Incentive Plans, the Compensation